Exhibit 99.3

MERCURY INTERACTIVE AND KINTANA

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On August 15, 2003, Mercury Interactive Corporation acquired Kintana, Inc. and its subsidiaries. The acquisition was completed pursuant to an Agreement and Plan of Merger dated as of June 9, 2003 and is accounted for under the purchase method of accounting. The total value of the Mercury Interactive shares was calculated using an average price of $39.55 per Mercury Interactive share, which was based on the average closing price of Mercury Interactive’s common stock for the 15 trading days up to and including August 13, 2003. Based on the number of shares outstanding of Kintana capital stock and options outstanding as of August 15, 2003, Mercury Interactive made a cash payment of approximately $130.9 million, issued 2,236,926 shares of Mercury Interactive common stock and issued options to purchase 1,493,066 shares of Mercury Interactive common stock. Together with direct merger costs of $8.3 million, this resulted in an aggregate purchase price of approximately $267.4 million.

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger of Mercury Interactive and Kintana, using the purchase method of accounting, and the assumptions and adjustments to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Kintana described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet as of June 30, 2003 has been prepared by combining the historical unaudited consolidated balance sheet data of Mercury Interactive and Kintana as of June 30, 2003 as if the merger transaction had been consummated on that date. The unaudited pro forma combined condensed statements of operations of Mercury Interactive and Kintana for the year ended December 31, 2002 and the six months ended June 30, 2003 have been prepared using the audited consolidated statements of operations data for Mercury Interactive and Kintana for the year ended December 31, 2002 and the unaudited consolidated statements of operations data for Mercury Interactive and Kintana for the six months ended June 30, 2003 as if the merger transaction had been consummated on January 1, 2002. The unaudited pro forma combined condensed statements of operations have been prepared excluding in-process research and development of $10.7 million.

Reclassifications have been made to the historical consolidated statements of operations of Kintana for the year ended December 31, 2002 and for the six months ended June 30, 2002 to conform to Mercury Interactive’s presentation. Reclassifications have been made to Mercury Interactive’s historical consolidated balance sheet as of June 30, 2003 and historical consolidated statement of operations for the year ended December 31, 2002.

These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred on January 1, 2002 for statements of operations purposes and as of June 30, 2003 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations. These statements do not reflect any additional costs or cost savings resulting from the acquisition.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of Mercury Interactive filed on Forms 10-K and 10-Q and the historical consolidated financial statements of Kintana included in Exhibit 99.2.

MERCURY INTERACTIVE CORPORATION

Unaudited Pro Forma Combined Condensed Balance Sheet

At June 30, 2003

(In thousands)

	Historical		Pro Forma
	Mercury Interactive	Kintana	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$820,042	$2,069	$(130,900	)(a)	$686,689
			(797	)(b)
			(3,275	)(c)
			(450	)(d)
Short-term investments	147,369	—	—		147,369
Trade accounts receivable, net	83,516	9,763	—		93,279
Deferred tax assets	9,679	—	4,371	(e)	14,050
Prepaid expenses and other assets	41,753	1,062	—		42,815

Total current assets	1,102,359	12,894	(131,051)		984,202
Long-term investments	274,290	—	—		274,290
Property and equipment, net	89,454	1,987	—		91,441
Investments in non-consolidated companies	15,363	—	—		15,363
Debt issuance costs, net	16,680	—	—		16,680
Goodwill	130,378	—	217,606	(f)	347,984
Intangible assets, net	4,761	—	44,275	(g)	49,036
Restricted cash	6,000	—	—		6,000
Interest rate swap	20,216	—	—		20,216
Long-term deferred tax assets	2,800	—	8,413	(e)	11,213
Other assets	18,141	704	—		18,845

Total assets	$1,680,442	$15,585	$139,243		$1,835,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,623	$1,244	$—		$13,867
Accrued liabilities	74,747	4,985	3,658	(h)	92,668
			4,646	(i)
			4,632	(j)
Deferred tax liabilities	885	—	4,913	(k)	5,798
Income taxes payable	72,203	336	—		72,539
Short-term deferred revenue	153,052	8,613	(7,165	)(l)	154,500

Total current liabilities	313,510	15,178	10,684		339,372
Convertible notes	819,718	—	—		819,718
Long-term deferred tax liabilities	693	—	12,797	(k)	13,490
Long-term deferred revenue	40,914	—	—		40,914

Total liabilities	1,174,835	15,178	23,481		1,213,494

Redeemable preferred stock	—	5,175	(5,175	)(m)	—
Convertible participating preferred stock	—	31,192	(31,192	)(m)	—
Stockholders’ equity (deficit):
Common stock	172	29	(29	)(m)	176
			4	(n)
Additional paid-in capital	277,576	33,711	(33,711	)(m)	405,746
			88,529	(n)
			38,324	(o)
			1,317	(o)
Treasury stock	(16,082)	—	—		(16,082)
Notes receivable from issuance of common stock	(8,609)	(1,740)	1,740	(m)	(8,609)
Unearned stock-based compensation	(740)	(715)	715	(m)	(2,057)
			(1,317	)(o)
Accumulated other comprehensive loss	(2,728)	—	—		(2,728)
Retained earnings (accumulated deficit)	256,018	(67,245)	67,245	(m)	245,330
			(10,688	)(p)

Total stockholders’ equity (deficit)	505,607	(35,960)	152,129		621,776

Total liabilities, redeemable and convertible participating preferred stock and stockholders’ equity (deficit)	$1,680,442	$15,585	$139,243		$1,835,270

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

MERCURY INTERACTIVE CORPORATION

Unaudited Pro Forma Combined Condensed Statement of Operations

For the year ended December 31, 2002

(In thousands, except per share amounts)

	Historical		Pro Forma
	Mercury Interactive	Kintana	Adjustments		Combined
Revenues:
License fees	$192,212	$21,619	$—		$213,831
Subscription fees	53,024	—	—		53,024

Total product revenues	245,236	21,619	—		266,855
Maintenance fees	122,343	8,853	—		131,196
Professional service fees	32,543	14,053	—		46,596

Total revenues	400,122	44,525	—		444,647

Costs and expenses:
Cost of license and subscription	24,804	134	—		24,938
Cost of maintenance	11,662	1,770	(172	)(a)	13,260
Cost of professional services (excluding stock-based compensation)	24,334	11,258	(645	)(a)	34,947
Marketing and selling (excluding stock-based compensation)	193,775	16,799	(645	)(a)	209,929
Research and development (excluding stock-based compensation)	42,246	10,165	(760	)(a)	51,651
General and administrative (excluding stock-based compensation)	32,407	2,712	(242	)(a)	34,877
Stock-based compensation (*)	1,163	2,145	475	(b)	1,638
			(2,145	)(c)
Restructuring, integration and other related charges	(537)	—	—		(537)
Amortization of intangible assets	2,375	—	12,283	(d)	14,658

Total costs and expenses	332,229	44,983	8,149		385,361

Income (loss) from operations	67,893	(458)	(8,149)		59,286
Interest income	35,119	170	(4,387	)(e)	30,902
Interest expense	(23,370)	(59)	—		(23,429)
Other income (expense), net	2,747	(175)	—		2,572

Income (loss) before provision for income taxes	82,389	(522)	(12,536)		69,331
Provision (benefit) for income taxes	17,185	—	(769	)(a, e, f)	16,416

Net income (loss)	$65,204	$(522)	$(11,767)		$52,915

Net income per share (basic)	$0.78				$0.61

Net income per share (diluted)	$0.74				$0.59

Weighted average common shares (basic)	83,938		2,237	(g)	86,175

Weighted average common shares (diluted)	87,640		2,237	(g)	89,877

* Stock-based compensation:
Cost of professional services	$—	$682	$(554)		$128
Marketing and selling	643	488	(297)		834
Research and development	453	708	(574)		587
General and administrative	67	267	(245)		89

	$1,163	$2,145	$(1,670)		$1,638

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

MERCURY INTERACTIVE CORPORATION

Unaudited Pro Forma Combined Condensed Statement of Operations

For the six months ended June 30, 2003

(In thousands, except per share amounts)

	Historical		Pro Forma
	Mercury Interactive	Kintana	Adjustments		Combined
Revenues:
License fees	$92,790	$10,933	$—		$103,723
Subscription fees	41,761	—	—		41,761

Total product revenues	134,551	10,933	—		145,484
Maintenance fees	74,330	5,161	—		79,491
Professional service fees	19,560	7,380	—		26,940

Total revenues	228,441	23,474	—		251,915

Costs and expenses:
Cost of license and subscription	13,307	212	—		13,519
Cost of maintenance (excluding stock-based compensation)	5,508	1,066	(70	)(a)	6,504
Cost of professional services (excluding stock-based compensation)	14,080	5,965	(261	)(a)	19,784
Marketing and selling (excluding stock-based compensation)	108,491	8,703	(261	)(a)	116,933
Research and development (excluding stock-based compensation)	24,709	5,252	(308	)(a)	29,653
General and administrative (excluding stock-based compensation)	18,822	1,158	(98	)(a)	19,882
Stock-based compensation (*)	384	5,755	215	(b)	599
			(5,755	)(c)
Acquisition related charges	1,280	—	—		1,280
Restructuring, integration and other related charges	917	—	—		917
Amortization of intangible assets	1,157	—	6,142	(d)	7,299

Total costs and expenses	188,655	28,111	(396)		216,370

Income (loss) from operations	39,786	(4,637)	396		35,545
Interest income	16,378	3	(1,371	)(e)	15,010
Interest expense	(9,921)	(7)	—		(9,928)
Other expense, net	(1,689)	(43)	—		(1,732)

Income (loss) before provision for income taxes	44,554	(4,684)	(975)		38,895
Provision (benefit) for income taxes	9,475	—	(149	)(a, e, f)	9,326

Net income (loss)	$35,079	$(4,684)	$(826)		$29,569

Net income per share (basic)	$0.41				$0.34

Net income per share (diluted)	$0.39				$0.32

Weighted average common shares (basic)	85,322		2,237	(g)	87,559

Weighted average common shares (diluted)	89,945		2,237	(g)	92,182

* Stock-based compensation:
Cost of maintenance	$7	$—	$—		$7
Cost of professional services	—	1,510	(1,450)		60
Marketing and selling	211	1,976	(1,884)		303
Research and development	140	1,028	(975)		193
General and administrative	26	1,241	(1,231)		36

	$384	$5,755	$(5,540)		$599

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.	Purchase Price

The unaudited pro forma combined condensed financial statements reflect a purchase price of approximately $267.4 million. The fair value of the Mercury Interactive common stock issued was based on the number of shares of Kintana common stock outstanding as of August 15, 2003, the exchange ratio and the average closing price of Mercury Interactive’s common stock for the 15 trading days up to and including August 13, 2003. The fair value of Mercury Interactive options issued was determined using the Black-Scholes model and the number of Kintana stock options outstanding as of August 15, 2003. The total purchase price of the Kintana merger is as follows (in thousands):

Cash	$130,900
Fair value of Mercury Interactive common stock to be issued	88,533
Fair value of Mercury Interactive options to be issued	39,641
Direct merger costs incurred by Mercury Interactive	3,658
Direct merger costs incurred by Kintana, to be paid by Mercury Interactive	4,646

Total purchase price	$267,378

Under the purchase method of accounting, the total purchase price was allocated to Kintana net tangible and intangible assets based upon their estimated fair values as of the acquisition date. Mercury Interactive engaged a third party to prepare a valuation of the assets acquired which Mercury Interactive utilized to prepare the allocation of the purchase price. The following allocation of the purchase price is presented as if the acquisition was consummated on June 30, 2003 (in thousands):

Tangible assets	$11,062
Deferred tax asset	12,784
Liabilities assumed	(12,644)
Deferred tax liability	(17,710)
In-process research and development	10,688
Non-compete agreements	13,863
Current products & technology	13,376
Core technology	10,930
Maintenance & support contracts	6,106
Goodwill	217,606
Unearned stock-based compensation	1,317

Total purchase price	$267,378

In accordance with accounting principles generally accepted in the United States of America, Mercury Interactive would record a deferred tax asset of $12.8 million for the acquired deferred tax assets relating to net operating loss and tax credit carryforwards for tax purposes acquired in the acquisition. In addition, a deferred tax liability of $17.7 million would be recorded for the difference between the assigned values and the tax bases of the intellectual property assets acquired in the acquisition.

Amortizable intangible assets of $44.3 million consist of non-compete agreements, current products and technology, core technology, and maintenance and support contracts. The weighted average amortization period of non-compete agreements and current products & technology is 36 months, core technology is 60 months, and maintenance and support contracts is 72 months. The total weighted average amortization period of all intangible assets is 47 months. All intangible assets will be amortized on a straight-line basis over their useful lives which best represents the distribution of the economic value of the intangible assets.

Goodwill of $217.6 million represents the excess of the purchase price over the fair market value of the net intangible and amortizable intangible assets acquired. Goodwill will not be amortized and will be tested for impairment at least annually in accordance with Mercury Interactive’s policy on impairment analysis.

The acquired in-process research and development of $10.7 million would be charged to the consolidated statement of operations on the acquisition date because technological feasibility had not been established and no future alternative uses existed. In-process research and development is related to the next generation of Kintana’s IT governance software products including changes to existing applications and the addition of new applications. The value of in-process research and development is determined through the discounted cash flow approach. The expected future cash flow attributable to the in-process technology was discounted at 23%. This rate takes into account that the product leverages core and current technology found in the versions of the software, the increasing complexity and criticality of distributed software applications, the demand for faster turnaround of new distributed applications and enhancements, the expected growth in the industry, the continuing introduction of new functionality into the products, and the percentage of completion of approximately 35%. The project is expected to complete between March 2004 and April 2004, with an additional estimated costs to complete of $3.0 million.

In conjunction with the acquisition of Kintana, Mercury Interactive would also record unearned stock-based compensation totaling $1.3 million, which represents the intrinsic value of 1,493,066 options to purchase Mercury Interactive common stock that were issued in exchange for Kintana unvested stock options. This amount is included as part of the total fair value of Mercury Interactive options to be issued of $39.6 million.

2.	Reclassifications

Certain reclassifications have been made to the historical consolidated balance sheet of Mercury Interactive as of June 30, 2003, namely the break out of deferred tax assets and deferred tax liabilities. The historical consolidated statement of operations of Mercury Interactive for the year ended December 31, 2002 includes certain reclassifications of costs and expenses, namely the allocation of facility and information technology infrastructure costs to conform to the current period presentation.

The historical consolidated statement of operations of Kintana for the year ended December 31, 2002 reflects a reclassification of information technology infrastructure costs of $936,000 from general and administrative to cost of maintenance, cost of professional services, marketing and selling, and research and development of $79,000, $259,000, $259,000 and $339,000, respectively, to conform to the presentation used by Mercury Interactive. The historical consolidated statement of operations of Kintana for the six months ended June 30, 2003 includes a reclassification of information technology infrastructure costs of $462,000 from general and administrative to cost of maintenance, cost of professional services, marketing and selling, and research and development of $36,000, $134,000, $134,000 and $158,000, respectively, to conform to the presentation used by Mercury Interactive.

3.	Pro Forma Adjustments

The following are adjustments reflected in the unaudited pro forma combined condensed balance sheet as of June 30, 2003:

(a)	To adjust cash and cash equivalents for the cash consideration paid by Mercury Interactive as part of the acquisition.

(b)	To adjust cash and cash equivalents for severance paid by Kintana as part of the acquisition.

(c)	To adjust cash and cash equivalents for bonuses paid by Kintana as part of the acquisition.

(d)	To adjust cash and cash equivalents for unvested options severance payout made by Kintana as part of the acquisition to terminated employees.

(e)	To record deferred tax asset associated with net operating losses from Kintana.

(f)	To record goodwill related to the acquisition.

(g)	To record intangible assets related to the acquisition.

(h)	To record estimated direct merger costs incurred by Mercury Interactive.

(i)	To record estimated direct merger costs incurred by Kintana and to be paid by Mercury Interactive.

(j)	To adjust accrued liabilities for unfavorable operating leases assumed by Mercury Interactive.

(k)	To record deferred tax liability associated with the intangible assets acquired.

(l)	To adjust Kintana deferred revenue to estimated fair value.

(m)	To eliminate the historical preferred stock balances and stockholders’ deficit of Kintana.

(n)	To record the par value and the fair value in excess of par of the 2,236,926 Mercury Interactive shares issued as part of the acquisition.

(o)	To record the fair value of 1,493,066 Mercury Interactive stock options issued in exchange for Kintana stock options as part of the acquisition and the unearned stock-based compensation for the intrinsic value related to Mercury Interactive stock options issued as part of the acquisition.

(p)	To record the write-off of in-process research and development.

The followings are adjustments reflected in the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2002 and the six months ended June 30, 2003:

(a)	To record the rent expense adjustment and the related income tax effect resulting from unfavorable operating leases assumed by Mercury Interactive.

(b)	To record the amortization of the unearned stock-based compensation calculated using straight-line method. The weighted average remaining vesting period of unvested employee stock options approximates 4 years.

(c)	To eliminate the amortization of Kintana’s historical unearned stock-based compensation.

(d)	To reflect the amortization of intangible assets on a straight-line basis resulting from the acquisition.

(e)	To adjust interest income and related income tax effect for cash consideration used in the acquisition.

(f)	To adjust provision (benefit) for taxes to reflect the impact of the pro forma adjustments using the Federal and State statutory tax rates.

(g)	To record additional shares of Mercury Interactive common stock issued in exchange for the outstanding Kintana shares.